SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 31, 2008
H. J. HEINZ COMPANY
(Exact Name of Registrant as Specified in Charter)
PENNSYLVANIA
(State or Other Jurisdiction of Incorporation)

1-3385	25-0542520
(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh,
Pennsylvania	15219
(Address of Principal Executive Offices	(Zip Code)
Registrant’s telephone number, including area doe: 412-456-5700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements with Certain Officers
     On January 31, 2008, H. J. Heinz Company entered into a Retirement and Consulting Agreement (the “Consulting Agreement”) and a Non-Competition and Non-Solicitation Agreement (the “Non-Competition Agreement”) (both collectively, the “Agreements”) with Jeffrey P. Berger, who will retire from the Company as Executive Vice President and Chairman-Global Foodservice on May 1, 2008, the position he assumed in June 2006 when he relinquished the position of President and Chief Executive Officer of the Company’s U.S. Foodservice unit. The consulting period under the Consulting Agreement will be for two years and will expire on April 28, 2010, and the Non-Competition Agreement will be effective during the Consulting Agreement and for two (2) years following the cessation of consulting services by Mr. Berger.
     Under the Agreements or alternately the Consulting Agreement, Mr. Berger will continue as an employee of the Company performing his duties as Executive Vice President and Chairman — Global Foodservice until May 1, 2008. After that date, he will provide consulting services with respect to the Company’s Foodservice business and receive an annual consulting fee of $500,000 payable monthly in arrears.
     Under the Noncompetition Agreement, Mr. Berger has agreed not to compete against the Company anywhere in the world for the period specified above. Confidentiality, non-solicitation, and related covenants are also undertaken by Mr. Berger for the same period.
     As additional consideration for the foregoing services and the non-competition and other covenants, and subject to Mr. Berger’s compliance with the Agreements, the Company will grant to Mr. Berger 60,000 restricted stock units (“RSUs”) on or about September 2008, at the closing price of Heinz Common Stock on the New York Stock Exchange on that date. Fifty percent (50%) of the RSUs, or 30,000 RSUs, will vest in 25% annual installments commencing on the first anniversary of the date of the grant. Mr. Berger will forfeit these RSUs prior to vesting if he materially breaches the non-competition, nonsolicitation, or other provisions of the Agreements. The remaining 50%, or 30,000 RSUs, will vest on the fourth anniversary of the grant provided Mr. Berger has achieved certain performance criteria regarding customer relations and has complied with the terms of the Agreements. These RSUs are subject to forfeiture in the event of a material breach of the Consulting Agreement, including Mr. Berger’s failure to achieve the required performance criteria, or in the event of a material breach of the noncompetition nonsolicitation or other provisions of the Non-Competition Agreement or if Mr. Berger voluntarily terminates the Consulting Agreement.
     A copy of the Agreements are attached as Exhibit 10.1.
Item 9.01. Financial Statement and Exhibits.

Exhibit
Number	Description

10.1	Retirement and Consulting Agreement and a Non-Competition and Non-Solicitation Agreement dated January 31, 2008 between H.J. Heinz Company and Jeffrey P. Berger.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H. J. HEINZ COMPANY
Date: February 1, 2008	By:	/s/ Theodore N. Bobby
		Name:	Theodore N. Bobby
		Title:	Executive Vice President and General Counsel